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                                                                   EXHIBIT 10.75


                            SIXTH AMENDMENT TO LEASE


        This SIXTH AMENDMENT TO LEASE ("SIXTH AMENDMENT") is made as of October 5, 1998 by and between the TRUSTEES OF 60 STATE STREET TRUST under Declaration of Trust dated September 10, 1970, recorded with Suffolk Deeds, Book 8389, Page 286, as amended, with an address of c/o Hines, 60 State Street, Boston, Massachusetts 02109 ("LANDLORD"), and THE PIONEER GROUP, INC., having a mailing address of 60 State Street, Boston, Massachusetts 02109 ("TENANT").

                                    RECITALS

        WHEREAS, Landlord and Tenant entered into a lease dated as of July 3, 1991, as amended by a certain First Amendment to Lease dated as of January 31, 1994, as further amended by a certain Second Amendment to Lease dated September 30, 1996, as further amended by a certain Third Amendment to Lease dated November 15, 1996, as further amended by a certain Fourth Amendment to Lease dated September __, 1997, and as further amended by a certain Fifth Amendment to Lease dated as of December 31, 1997 (collectively, the "LEASE"), for certain space ("Premises") on the 3rd, 4th, 5th, 6th, 14th, 17th, 18th and 19th floors of the building commonly known as 60 State Street, Boston, Massachusetts (the "BUILDING") (all capitalized terms not otherwise defined in this Sixth Amendment shall have the meaning set forth in the Lease);

        WHEREAS, Landlord and Tenant desire to amend the Lease (i) to remove approximately 15,287 rentable square feet of space on Floor 6 of the Building known as the "REMAINING FLOOR 6 PREMISES" from the Premises effective as of November 1, 1998, (ii) to remove approximately 7,120 square feet of space on Floor 6 of the Building known as the "FLOOR 6 PREMISES" from the Premises effective as of August 1, 1999, (iii) to include the entire 16th Floor of the Building ("FLOOR 16 PREMISES") within the Premises effective as of September 1, 1998, (iv) to include the entire 15th Floor of the Building ("FLOOR 15 PREMISES") within the Premises effective as of April 1, 1999, and (v) to amend certain terms and conditions of the Lease as described below;

        WHEREAS, Hale and Dorr LLP ("H&D") has by Seventh Amendment to Lease executed currently herewith ("H&D SEVENTH AMENDMENT") (i) declined to exercise its superior rights of first offer and refusal with respect to the Floor 15 Premises in connection with a certain offer letter from Landlord to H&D dated August 18, 1998, as same has been extended, and (ii) agreed to lease a portion of the Floor 6 Premises following Tenant's vacancy thereof and a portion of the Remaining Floor 6 Premises effective as of August 1, 1999;

        WHEREAS, Adams, Harkness and Hill, Inc. ("AH&H") has by that certain Second Amendment to Lease by and between AH&H and Landlord to be executed concurrently herewith ("AH&H SECOND AMENDMENT") agreed to lease the Remaining Floor 6 Premises effective as of November 1, 1998;


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        WHEREAS, Citizens Financial Group, Inc. (successor-in-interest to Bank of Ireland First Holdings, Inc. ("BANK OF IRELAND")) has by Lease Termination Agreement executed currently herewith ("LEASE TERMINATION Agreement") agreed to terminate that certain Lease dated June 15, 1994, as amended, by and between Bank of Ireland and Landlord with respect to approximately 4,045 square feet of space on the 20th Floor of the Building ("20TH FLOOR SPACE"), as amended ("CITIZENS LEASE"), effective as of March 31, 1999; and

        WHEREAS, Tenant and AH&H have acknowledged that the termination of the Citizens Lease shall automatically terminate that certain Sublease dated as of August 15, 1996 by and between Citizens and Tenant ("PIONEER Sublease") and that certain temporary license agreement between Tenant and AH&H ("AH&H LICENSE") with respect to the 20th Floor Space.

                                    AGREEMENT

        NOW, THEREFORE, in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged and agreed, Landlord and Tenant hereby agree as follows:

        1. RECITALS. The foregoing recitals are hereby incorporated by reference.

        2. LEASE OF FLOOR 6 PREMISES. Notwithstanding anything to the contrary set forth in the Lease, including without limitation the provisions of the Fifth Amendment to Lease, the term with respect to the Floor 6 Premises shall expire on July 31, 1999. Tenant hereby acknowledges and agrees that the Remaining Floor 6 Premises shall not become part of the Premises and shall, instead, be leased, in part, to AH&H pursuant to the AH&H Second Amendment, and, in part, to H&D pursuant to the H&D Seventh Amendment. On or before July 31, 1999, Tenant shall surrender the Floor 6 Premises to Landlord in accordance with the requirements of Section 5.2 of the Lease. Pursuant to Section 2.1.3(b) of the Lease, because Tenant has (i) accepted Landlord's right of first offer to lease the Floor 16 Premises at the Annual Fixed Rent set forth in Section 2.5 of the Lease, and (ii) has not elected to terminate the Lease with respect to the Floor 6 Premises and the Remaining Floor 6 Premises (which were previously designated as "Substitute Option Space") effective as of September 1, 1998, the Annual Fixed Rent for the Floor 6 Premises shall be increased to 90% of Fair Rental Value, or $29.70 per rentable square foot, for the period from October 5, 1998 through July 31, 1999 ($211,464.00 per year; $17,622.00 per month), partial months to be prorated. Any underpayments made by Tenant with respect to the Annual Fixed Rent due to Landlord for the Floor 6 Premises shall be rectified with the next installment of Annual Fixed Rent due hereunder.

        3. SUBSTITUTE OPTION SPACE. Landlord and Tenant acknowledge and agree that (i) Tenant shall have no further right to designate or relocate "Substitute Option Space" pursuant to Section 2.1.3(b) of the Lease, and (ii) any future space offered to Ten-

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                ant anywhere in the Building pursuant to Section 2.1.4 of the
                Lease shall be offered at an Annual Fixed Rent of 90% of Fair Rental Value.

          4. LEASE OF FLOOR 16 PREMISES. Landlord shall lease to Tenant, and Tenant shall lease from Landlord, the Floor 16 Premises for a term commencing on October 5, 1998 and ending on March 31, 2002. Annual Fixed Rent for the Floor 16 Premises shall be as follows:

                      (i) For the period from October 5, 1998 through March 31,
                1999, the Annual Fixed Rent for the Floor 16 Premises shall be $17.85 per rentable square foot;

                      (ii) For the period from April 1, 1999 through March 31,
                2000, the Annual Fixed Rent for the Floor 16 Premises shall be $18.85 per rentable square foot;

                      (iii) For the period from April 1, 2000 through March 31,
                2001, the Annual Fixed Rent for the Floor 16 Premises shall be $19.85 per rentable square foot; and

                      (iv) For the period from April 1, 2001 through March 31,
                2002, the Annual Fixed Rent for the Floor 16 Premises shall be $20.85 per rentable square foot.

                Tenant shall pay additional rent for the Floor 16 Premises on the same terms and conditions as provided in the Lease for the initial Premises. The Floor 16 Premises shall constitute Additional Space under the Lease.

          5. LANDLORD'S WORK ON THE FLOOR 16 PREMISES. Notwithstanding any provisions of the Lease to the contrary including, without limitation, Sections 3.1 and 3.6, the Floor 16 Premises shall be delivered to Tenant broom-clean and in their then "AS IS" condition, and except for "Landlord's Work" identified on SIXTH AMENDMENT EXHIBIT B attached hereto and made a part hereof, Landlord shall have no obligation to make any improvements or repairs to the Floor 16 Premises. Tenant acknowledges that Landlord shall be performing Landlord's Work within the Floor 16 Premises concurrently with Tenant's Work on the Floor 16 Premises. Landlord and Tenant each agrees that it shall coordinate with the other in connection with the performance of such party's work in order to minimize any interference with the performance of the other party's work in the Floor 16 Premises.

          6. TENANT'S WORK ON THE FLOOR 16 PREMISES. Commencing on October 5, 1998, Tenant shall have the right to construct improvements to the Floor 16 Premises, subject to Landlord's approval of Tenant's plans and specifications, which approval shall not be unreasonably withheld or delayed, and subject to the other terms and conditions of the Lease including Section 3.5. All Tenant improvements to the Floor 16 Premises shall be performed at Tenant's sole cost and expense, and Landlord shall not be obligated to reimburse or otherwise compensate Tenant for such improvements.

          7. LEASE OF FLOOR 15 PREMISES. (a) Landlord shall lease to Tenant, and Tenant shall lease from Landlord, the Floor 15 Premises for a term commencing on April 1, 1999 or the Delivery Date (defined below), if applicable, and ending on March 31, 2002 ("15TH FLOOR TERM"). Annual Fixed Rent for the Floor 15 Premises for the entire 15th Floor Term shall be $29.70 per rentable square foot ($665,487.90 per year; $55,457.33 per month). Tenant shall pay additional rent for the Floor 15 Premises on the same terms and conditions as provided in the Lease for the initial Premises. The Floor 15 Premises shall constitute Additional Space under the Lease.

                (b) In the event ITT Sheraton Corporation ("SHERATON") contacts Landlord to request an early termination of the Lease dated as of September 1, 1998 by between Landlord and Sheraton ("SHERATON LEASE") with respect to its occupancy of the Floor 15 Premises, Landlord shall notify Tenant in writing of such request and the proposed surrender date of the Floor 15 Premises by Sheraton ("PROPOSED FLOOR 15 SURRENDER DATE"). Tenant shall have ten (10) days from the date of Landlord's notice to notify Landlord in writing as to whether Tenant wishes to accept possession of the Floor 15 Premises on the day after the Proposed Floor 15 Surrender Date ("DELIVERY Date"). If Tenant timely notifies Landlord of its intent to accept the Floor 15 Premises on the Delivery Date, Landlord shall enter into an amendment to the Sheraton Lease terminating the Lease with respect to the Floor 15 Premises effective as of the Proposed Surrender Date.

                (c) In the event Sheraton shall fail to surrender the Floor 15 Premises to Landlord as required under the Sheraton Lease, and Landlord shall thereafter fail to deliver the Floor 15 Premises on or before July 31, 1999, Tenant's obligation to surrender the Floor 6 Premises to Landlord by such date shall be extended one day for each day beyond such date Landlord fails to deliver the Floor 15 Premises

          8. LANDLORD'S WORK ON THE FLOOR 15 PREMISES. Notwithstanding any provisions of the Lease to the contrary including, without limitation, Sections 3.1 and 3.6, the Floor 15 Premises shall be delivered to Tenant broom-clean and in their then "AS IS" condition, and except for "Landlord's Work" identified on SIXTH AMENDMENT EXHIBIT B attached hereto and made a part hereof, Landlord shall have no obligation to make any improvements or repairs to the Floor 15 Premises. Tenant acknowledges that Landlord shall be performing Landlord's Work within the Floor 15 Premises concurrently with Tenant's Work on the Floor 15 Premises. Landlord and Tenant each agrees that it shall coordinate with the other in connection with the performance of such party's work in order to minimize any interference with the performance of the other party's work in the Floor 15 Premises.

          9. TENANT'S WORK ON THE FLOOR 15 PREMISES. Upon delivery of possession of the Floor 15 Premises, Tenant shall have the right to construct improvements to the Floor 15

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                Premises, subject to Landlord's approval of Tenant's plans and specifications, which approval shall not be unreasonably withheld or delayed, and subject to the other terms and conditions of the Lease including Section 3.5. All Tenant improvements to the Floor 15 Premises shall be performed at Tenant's sole cost and expense, and Landlord shall not be obligated to reimburse or otherwise compensate Tenant for such improvements.

        10. FLOOR 3 PREMISES. Notwithstanding anything to the contrary set forth in the Lease, Tenant shall not have the right to extend the Term with respect to the Floor 3 Premises beyond March 31, 2002. On or before such date, Tenant shall surrender the Floor 3 Premises to Landlord in the condition required under Section 5.2 of the Lease.

        11. RELEASE OF FLOOR 14 PREMISES. The Fourth Amendment to Lease is hereby deemed to be null and void.


        12. PARKING SPACES. (a) FLOOR 6 PREMISES. Notwithstanding anything to the contrary set forth in the Lease, including without limitation the provisions of the Fifth Amendment to Lease, Tenant shall not be entitled to occupy any additional parking spaces in the Building garage in connection with the leasing of the Floor 6 Premises through July 31, 1999. Tenant shall retain its right set forth in the Second Amendment to Lease to occupy one (1) non-reserved parking space until July 31, 1999, at which time Tenant shall surrender said parking space.

                (b) FLOOR 16 PREMISES. Commencing on October 5, 1998, in connection with the leasing of the Floor 16 Premises, Tenant shall be entitled to occupy three (3) additional non-reserved parking spaces and four (4) additional reserved parking spaces in the Building garage at the rates set forth in Section 2.5 of the Lease. Tenant shall enter into separate parking agreements with the garage operator with respect to the foregoing additional parking spaces concurrently herewith.

                (c) FLOOR 15 PREMISES. Commencing on the earlier of the Delivery Date or April 1, 1999, in connection with the leasing of the Floor 15 Premises, Tenant shall be entitled to occupy three (3) additional unreserved parking spaces and four (4) additional reserved parking spaces in the Building garage at the current market rates charged by the parking garage operator. Tenant shall enter into separate parking agreements with the garage operator with respect to the foregoing additional parking spaces concurrently herewith.

                (d) FLOOR 3 PREMISES. In connection with the surrender of the Floor 3 Premises, Tenant shall surrender seven (7) unreserved parking spaces in the Building garage attributable to the leasing of the Floor 3 Premises to Landlord as of March 31, 2002.



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

        13. TERMINATION OF PIONEER SUBLEASE. Tenant acknowledges the termination of the Pioneer Sublease and the AH&H License effective as of March 31, 1999 as a result of the termination of the Citizens Lease pursuant to the Lease Termination Agreement.

        14. CAPITALIZED TERMS. Capitalized terms used herein but not defined shall have the meanings ascribed to them in the Lease.

        15. RATIFICATION. Except as amended hereby, the terms and conditions of the Lease shall remain unaffected and the Lease shall remain in full force and effect.

        16. BINDING EFFECT. This Sixth Amendment shall have the effect of an agreement under seal and shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

        17. CONTINGENCIES. Landlord's obligation to deliver possession of the Floor 15 Premises to Tenant on or before April 1, 1999 is specifically contingent upon the delivery of the Floor 15 Premises from ITT Sheraton Corporation to Landlord on or before the earlier of the Delivery Date or March 31, 1999.

        18. NO LIABILITY OF LANDLORD. Tenant expressly acknowledges and agrees that (i) this Sixth Amendment, the H&D Seventh Amendment, the AH&H Second Amendment, the Lease Termination Agreement, and the Sheraton Lease (collectively, the "TRANSACTIOn DOCUMENTS") have been executed as part of a larger transaction to redistribute space within the Building amongst Tenant, H&D, and AH&H in accordance with the terms of the Transaction Documents (collectively, the "Transaction"); (ii) the Transaction requires some of the tenants in the Building who are parties to the Transaction Documents (each an "OBLIGATED PARTY" and collectively, the "OBLIGATED PARTIES") to deliver certain premises or parking spaces to Landlord on or before dates certain identified in the Transaction Documents (collectively, the "DELIVERY OBLIGATIONS"), the performance of which is a precondition for some of the obligations of the parties under this Sixth Amendment; and (iii) Landlord has agreed to enter into the Transaction and execute the Transaction Documents in order to assist Tenant and the other Obligated Parties obtain desired space within the Building; provided Landlord will not incur any liability to Tenant for any failure by one or more of the Obligated Parties to perform its or their Delivery Obligations. Tenant hereby irrevocably and unconditionally releases Landlord and waives any and all claims which it may have against Landlord, however and whenever arising, whether in law or in equity, in connection with any failure by any of the Obligated Parties to perform its or their Delivery Obligations. Following full and complete performance by all Obligated Parties of their respective Delivery Obligations, this release and waiver shall be of no further force and effect.



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        19.     NO THIRD PARTY BENEFICIARIES. This Sixth Amendment shall not confer any rights to any parties other than Landlord and Tenant, and no third parties shall have the right to enforce the terms hereof.

        EXECUTED under seal as of the date first set forth above.

                LANDLORD:           TRUSTEES OF 60 STATE STREET TRUST


                                    By: /s/ John A. Pirovano
                                        John A. Pirovano, as Trustee of 60 State
                                        Street Trust, for self and co-Trustees
                                        but not individually

                TENANT:             THE PIONEER GROUP, INC.


                                    By: /s/ Stephen G. Kasnet

                                        its
                                        hereunto duly authorized




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                            SIXTH AMENDMENT EXHIBIT A

                PLANS OF FLOOR 16 PREMISES AND FLOOR 15 PREMISES
                              AND FLOOR 6 PREMISES





                      [Floor Plan Intentionally Omitted]







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                            SIXTH AMENDMENT EXHIBIT B

 LANDLORD'S WORK WITH RESPECT TO THE FLOOR 16 PREMISES AND THE FLOOR 15 PREMISES

1. Install an ADA-compliant unisex rest room in a location to be selected by Tenant and approved by Landlord, such approval not to be unreasonably withheld; using finishes comparable to the finishes in the unisex rest room in Tenant's existing Premises.

2. The rest rooms shall comply with operational standards reasonably satisfactory to Tenant and with all code requirements as of the date possession is delivered to Tenant, including toilet exhaust. All plumbing fixtures and water, waster, and vent systems shall be in good repair.

3. Provide sufficient cooling capacity to the Floor 16 Premises and the Floor 15 Premises, as applicable, to comply with the provisions of Exhibit J, Section II. Notwithstanding the foregoing or any other provision of the Lease or this Sixth Amendment, Landlord shall not be required to provide additional cooling capacity to the Floor 16 Premises and the Floor 15 Premises, as applicable, should Tenant substantially change the configuration and/or use of the Floor 16 Premises and the Floor 15 Premises, as applicable, after Tenant's initial occupancy; any modification to the existing floor fan units or the addition of supplemental fan coil units resulting from such a change of configuration and/or use shall be at the Tenant's sole expense.

4. Provide electrical power to the Floor 16 Premises and the Floor 15 Premises, as applicable, sufficient to comply with the provisions of Exhibit J, Section VI and install electrical panels if necessary in the Floor 16 Premises and the Floor 15 Premises, as applicable, to permit Tenant to connect its lifesafety devices as required by applicable Building codes and the ADA.

5. Adjust the height of the elevator wall buttons adjacent to the elevator doors within the Floor 15 Premises and the Floor 16 Premises, as applicable, in order to make the same comply with ADA requirements.

6. Adjust the height and modify the water access mechanisms of the existing water bubbler(s) within the Floor 15 Premises and the Floor 16 Premises, as applicable, in order to make the same comply with ADA requirements, or provide a new ADA-compliant water bubbler for the Floor 15 Premises and the Floor 16 Premises, as applicable, if no water bubbler currently exists on such floor(s).




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                               CONSENT OF LENDERS

        The undersigned hereby acknowledges notice of the Sixth Amendment to Lease between the Trustees of 60 State Street Trust and The Pioneer Group, Inc. dated as of October 5, 1998 and consents thereto.

                                    CORNERSTONE PROPERTIES, INC.


                                    By: /s/ Scott M. Dalrimple

                                        Its Vice President
                                        hereunto duly authorized





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


                               CONSENT OF LENDERS

        The undersigned hereby acknowledges notice of the Sixth Amendment to Lease between the Trustees of 60 State Street Trust and The Pioneer Group, Inc. dated as of October 5, 1998 and consents thereto.


                                    TEACHERS INSURANCE ANNUITY
                                    ASSOCIATION OF AMERICA


                                    By: /s/ Joan Herman

                                        its
                                        hereunto duly authorized





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